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                                                         Exhibit 5

(214) 953-0053



                                   November 3, 1995



Heritage Media Corporation
One Galleria Tower
13355 Noel Road, Suite 1500
Dallas, Texas  75240

Gentlemen:

      We have served as counsel for Heritage Media Corporation, an Iowa corporation (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended. The
Registration Statement has been prepared in connection with the proposed issuance and sale from time to time of an aggregate of $300,000,000 principal amount of subordinated debentures or notes (the "Debt Securities") to be issued and sold by the Company in one or more series. The Debt Securities are to be issued by the Company under the terms of the Indenture (the "Indenture") between the Company and The Bank of New York, as trustee.

      We have examined such documents and questions of law as we have deemed necessary to render the opinions expressed herein. Based upon the foregoing, we are of the opinion that when the Indenture has been duly executed and delivered by the Company and when the Debt Securities of any series have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for in the manner contemplated by the "Plan of Distribution" as described in the Registration Statement, the Debt Securities of such series will be the legal, valid and binding obligations of the Company, except as enforcement thereof may be limited (i) by bankruptcy laws, insolvency laws or laws generally affecting creditors' rights and (ii) by equitable principles of general application.

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Heritage Media Corporation
November 3, 1995
Page 2

      We consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein under the heading "Validity of Securities."


                                   Very truly yours,

                                   CROUCH & HALLETT, L.L.P.